Exhibit 99.1

Media Release

FOR IMMEDIATE RELEASE	Contact:	Janice McDill, 312.698.6707
janice.mcdill@grubb-ellis.com
Grubb & Ellis Company Reports
Fourth Quarter and 2007 Results
SANTA ANA, Calif., (Feb. 13, 2008) – Grubb & Ellis Company (NYSE: GBE), a leading real estate services and investment firm, today reported revenue of $103.2 million and $231.4 million for the fourth calendar quarter and calendar year ended December 31, 2007, respectively. Net income was $2.9 million, or $0.07 per fully diluted share, for the fourth quarter and $20.8 million, or $0.54 per fully diluted share, for the year.
          “The merger has transformed one of the best known and most respected real estate brands into a diversified real estate services firm with the financial strength and vision to become an industry leader,” said Scott D. Peters, Chief Executive Officer of Grubb & Ellis Company. “Although the merger is only eight weeks old, we have already begun to use our combined investment and service capabilities to better serve our clients, which is a key component of the merger strategy.”
Fourth Quarter Highlights
•	Completed the merger between Grubb & Ellis Company and NNN Realty Advisors, Inc. and began the integration of the two companies.

•	Established a $75.0 million line of credit with Deutsche Bank.

•	Declared a pre-merger fourth quarter dividend of $0.066 per common share for the period of October 1, 2007 through December 7, 2007.

•	Declared a post-merger fourth quarter dividend of $0.026 per common share for the period of December 8, 2007 through December 31, 2007.

•	Cash and cash equivalents of approximately $49.1 million at December 31, 2007.

•	Announced a licensing program designed to allow select brokers to cross-sell the Company’s investment products to their clients.

•	Established the Grubb & Ellis Wealth Management platform to provide institutional-quality real estate advisory services to high net worth individuals and families who prefer direct real estate ownership, whether it be a single property or a portfolio of properties.
Grubb & Ellis Company
1551 N. Tustin Avenue Suite 300 Santa Ana, CA 92705 714.667.8252
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
•	Re-branded NNN’s investment products to capitalize on the Grubb & Ellis brand name.

•	Raised $116.7 million for tenant-in common (TIC) 1031 exchange programs and $75.9 million in SEC-registered non-traded real estate investment trust (REIT) programs.

•	Completed 18 property acquisitions valued in excess of $400 million for the Company’s investment products.
          “Our Investment Management, Transaction Services and Management Services businesses all performed well in a difficult industry environment, reflecting the strength of our individual platforms,” said Richard W. Pehlke, Executive Vice President and Chief Financial Officer. “In addition, as we have begun our integration process, we are on plan to generate approximately $10 million of annual expense synergies related to the merger in the first twelve months.”
          As required by generally accepted accounting principles (GAAP), the Company’s reported results include results of operations for NNN Realty Advisors, Inc. for the 12 months ended December 31, 2007 and the results of operations for the legacy Grubb & Ellis business for the period of December 8, 2007, the first date of the merged company, through December 31, 2007. Subsequent to the merger, the Company changed to a calendar year basis of reporting its results of operations.
          The Company’s three primary segments of revenue include Grubb & Ellis’ legacy Transaction Services and Management Services and NNN Realty Advisors’ legacy Investment Management services.
Fourth Quarter Results
          Reported revenue for the fourth calendar quarter of 2007 was $103.2 million, compared with fourth calendar quarter 2006 revenue of $30.6 million. Approximately $53.8 million of the increase is attributed to the Grubb & Ellis’ legacy Transaction Services and Management Services businesses, and the operations of the assets warehoused for Grubb & Ellis Realty Advisors, Inc., for the period of December 8 to December 31, 2007. The remaining $18.8 million of the increase can be primarily attributed to NNN Realty Advisors’ legacy Investment Management business, including a $8.2 million increase in rental related revenue, a $4.4 million increase resulting from operations of the Company’s broker-dealer acquired in December 2006, higher captive property management fees resulting from increased assets under management and higher investment management fees stemming from a year-over-year increase in equity raised.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
          Earnings before interest, taxes, depreciation and amortization (EBITDA) for the fourth calendar quarter of 2007 was $13.6 million, compared with a $0.4 million deficit in the same period a year ago. Approximately $5.8 million of the increase is attributed to EBITDA from the acquired Transaction Services and Management Services businesses of the legacy Grubb & Ellis Company for the period of December 8, to December 31, 2007. The remaining increase is attributed primarily to the revenue increase in the Investment Management and captive management businesses of legacy NNN Realty Advisors resulting from a higher equity raise year-over-year and more assets under management.
2007 Results
          The Company reported year-end 2007 revenue of $231.4 million, compared with revenue of $108.3 million for the same period of 2006. Approximately $53.8 million of the increase is attributed to revenue from Grubb & Ellis’ legacy Transaction Services and Management Services businesses and the operations of the assets warehoused for Grubb & Ellis Realty Advisors from December 8 through December 31, 2007. The remaining $69.3 million of the increase is attributed primarily to NNN Realty Advisors’ legacy Investment Management business, including $19.0 million from increased rental related revenue, a $17.3 million increase resulting from operations of the Company’s broker-dealer acquired in December 2006, higher captive management revenue from additional assets under management year-over-year and higher investment management fees resulting from a larger period-over-period equity raise.
          For the year ended December 31, 2007, EBITDA was $53.0 million, compared with $19.5 million in 2006. Approximately $5.8 million of the increase is attributed to EBITDA from the Transaction Services and Management Services businesses of the legacy Grubb & Ellis Company for the period of December 8 to December 31, 2007. The remainder is the income contribution resulting from revenue growth in the legacy NNN Realty Advisors’ businesses.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
COMBINED COMPANIES SUPPLEMENTAL DISCLOSURE
          In an effort to present our stockholders and potential investors with a more complete financial and narrative description of the newly merged Grubb & Ellis and NNN Realty Advisors, Inc., the balance of the release discusses Grubb & Ellis and NNN Realty Advisors, Inc., on a combined basis with respect to 2007 results. Accordingly, following are selected non-GAAP financial statements and measures intended to reflect the Company’s results of operations on a combined basis, exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather represent an arithmetic combination of results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented. (Please refer to the Combined Statements of Operations and Reconciliation of Combined Net Income to Combined EBITDA in the tables that follow.)
Fourth Quarter – Combined Operations
Grubb & Ellis and NNN Realty Advisors generated combined fourth calendar quarter revenue of $205.0 million. On a combined basis, the companies posted a net loss of $4.1 million and EBITDA for the fourth quarter of $9.4 million, which includes pre-tax non-cash and non-recurring items of $13.1 million, consisting of $14.0 million in merger-related expenses, $2.9 million of non-cash stock based compensation and $0.5 million for amortization of certain intangible assets as a result of NNN Realty Advisors’ acquisition of Triple Net Properties Realty in November 2006, which was offset by $4.3 million of activity related primarily to properties which are being held for sale. Excluding these items, the combined companies’ EBITDA for the fourth quarter was $22.5 million.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
2007 Results – Combined Operations
Grubb & Ellis and NNN Realty Advisors generated combined revenue of $717.8 million for the year ended December 31, 2007. On a combined basis, the companies’ posted 2007 net income of $10.3 million. EBITDA was $56.4 million, which includes pre-tax non-cash and non-recurring expenses of $18.4 million, consisting of $17.3 million related to the merger, $9.7 million of non-cash stock based compensation, and $3.2 million for amortization of certain intangible assets as a result of NNN Realty Advisors’ acquisition of Triple Net Properties Realty in November 2006, which was offset by $11.8 million of activity related primarily to properties which are being held for sale. Excluding these items, the combined companies’ 2007 annual EBITDA was $74.8 million.
Operating Segments
Transaction Services
Combined Transaction Services revenue, including brokerage commission, valuation and consulting revenue, was $93.6 million and $312.3 million, for the three months and year ended December 31, 2007, respectively. At December 31, 2007, Grubb & Ellis had 927 brokers, up from 923 at September 30, 2007 and 917 at December 31, 2006.
Investment Management
Fourth quarter Investment Management revenue, which is comprised of transaction, management and the Company’s dealer-manager businesses, totaled $38.8 million, which was comprised primarily of transaction fees of $18.8 million, asset and property management fees of $13.5 million and dealer-manager fees of $5.1 million. During the period, the Company completed 18 property acquisitions with a value in excess of $400 million for the Company’s investment programs.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
The diversified platform created as a result of the merger is already beginning to generate new revenue opportunities. The Company’s largest tenant-in-common investment during the fourth quarter of 2007 was generated from the net proceeds of a Transaction Services client that was re-invested on a tax deferred basis through the Grubb & Ellis Realty Investors, LLC tenant-in-common platform.
Revenue for 2007 was $149.4 million, which was comprised primarily of transaction fees of $81.4 million, asset and property management fees of $45.9 million and dealer-manager fees of $18.0 million.
The Company completed 77 acquisitions and 30 dispositions on behalf of the programs that it sponsors at values in excess of $2.0 billion and $880.0 million, respectively, during 2007. The net acquisitions from the investment management business allowed the Company to grow its captive assets under management by more than 28 percent during 2007. At December 31, 2007, the value of the Company’s assets under management was in excess of $5.8 billion.
Management Services
Management Services revenue includes asset and property management fees as well as reimbursed salaries, wages and benefits from the Company’s captive management and third party property management and facilities outsourcing services, along with business services fees. Combined revenue was $56.6 million and $214.6 million for the fourth quarter and full year, respectively. Following the closing of the merger, Grubb & Ellis Management Services assumed management of nearly 23 million square feet of NNN Realty Advisors’ 41.7 million-square-foot captive investment management portfolio. The Company expects to transfer 6 million square feet of outsourced property management during the first half of 2008. At December 31, 2007, Grubb & Ellis managed 216 million square feet of property.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
Rental Related Operations
Rental related revenue and rental related expense include revenue and the related expense from the warehousing of properties held for sale primarily to the Company’s Investment Management programs and for Grubb & Ellis Realty Advisors, Inc. These line items also include pass-through revenue and related expense for master lease accommodations related to the Company’s tenant-in-common programs.
About Grubb & Ellis
Grubb & Ellis Company (NYSE: GBE) is one of the largest and most respected commercial real estate services companies. With more than 130 owned and affiliate offices worldwide, Grubb & Ellis offers property owners, corporate occupants and investors comprehensive integrated real estate solutions, including transaction, management, consulting and investment advisory services supported by proprietary market research and extensive local market expertise.
Grubb & Ellis and its subsidiaries are leading sponsors of real estate investment programs that provide individuals and institutions the opportunity to invest in a broad range of real estate investment vehicles, including tax-deferred 1031 tenant-in-common (TIC) exchanges; public non-traded real estate investment trusts (REITs) and real estate investment funds. As of December 31, 2007, more than $3 billion in investor equity has been raised for these investment programs. The company and its subsidiaries currently manage a growing portfolio of more than 216 million square feet of real estate. In 2007, Grubb & Ellis was selected from among 15,000 vendors as Microsoft Corporation’s Vendor of the Year. For more information regarding Grubb & Ellis Company, please visit www.grubb-ellis.com.
Forward-looking Statement
Except for historical information, statements included in this announcement may constitute forward-looking statements regarding, among other things, future revenue growth, market trends, new business opportunities and investment programs, synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors, consummation of the sale of warehoused commercial properties to Grubb & Ellis Realty Advisors, new hires, results of operations, changes in expense levels and profitability and effects on the Company of changes in the real estate markets. These statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results and performance in future periods to be materially different from any future results or performance suggested by these statements. Such factors which could adversely affect the Company’s ability to obtain these results include, among other things: (i) the volume of sales and leasing transactions and prices for real estate in the real estate markets generally; (ii) a general or regional economic downturn that could create a recession in the real estate markets; (iii) the Company’s debt level and its ability to make interest and principal payments; (iv) an increase in expenses related to new initiatives, investments in people, technology and service improvements; (v) the success of current and new investment programs; (vi) the success of new initiatives and investments; (vii) the inability to attain expected levels of expense synergies resulting from the merger of Grubb & Ellis Company and NNN Realty Advisors; (viii) Grubb & Ellis Realty Advisors’ failure to obtain the requisite approval of its stockholders to acquire the warehoused commercial properties from Grubb & Ellis; and (ix) other factors described in the definitive joint proxy/prospectus filed with the Securities and Exchange Commission on November 5, 2007 and the Company’s annual report on Form 10-K for the fiscal year ending June 30, 2007, filed with the SEC.
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Grubb & Ellis Company Reports Fourth Quarter and 2007 Results
Non-GAAP Financial Information
In addition to the results reported in accordance with U.S. generally accepted accounting principles (GAAP) included within this press release, Grubb & Ellis has provided certain information, which includes non-GAAP financial measures. Such information is reconciled to its closest GAAP measure in accordance with the Securities and Exchange Commission rules and is included in the attached supplemental data. Management believes that these non-GAAP financial measures are useful to both management and its stockholders in their analysis of the Company’s business and operating performance. Management also uses this information for operational planning and decision-making purposes. Non-GAAP financial measures are not and should not be considered a substitute for any GAAP measure. Additionally, non-GAAP financial measures as presented by Grubb & Ellis may not be comparable to similarly titled measures reported by other companies.
TABLES FOLLOW

GRUBB & ELLIS COMPANY
Condensed Consolidated Statements of Operations
(in thousands, except share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007(1)	2006(2)	2007(1)	2006(2)
	(Unaudited)	(Unaudited)	(Unaudited)
REVENUE
Transaction services	$35,522	$—	$35,522	$—
Investment management (3)	38,797	28,240	149,400	99,082
Management services	16,365	—	16,365	—
Rental related revenue	12,518	2,375	30,143	9,224

TOTAL REVENUE	103,202	30,615	231,430	108,306

OPERATING EXPENSE
Compensation costs	20,080	15,250	56,111	40,150
Transaction commissions and related costs	25,163	—	25,163	—
Reimbursable salaries, wages and benefits	13,824	2,640	22,835	9,299
General and administrative	14,483	10,369	44,251	29,845
Depreciation and amortization	3,526	538	9,543	2,086
Rental related expense	8,979	2,656	22,722	9,718
Interest expense	4,881	3,854	11,566	6,236
Merger related costs	6,183	—	6,385	—

Total operating expense	97,119	35,307	198,576	97,334

OPERATING INCOME (LOSS)	6,083	(4,692)	32,854	10,972

OTHER INCOME (EXPENSE)
Equity in earnings (loss) of unconsolidated entities	(299)	73	(339)	491
Interest income	812	656	2,994	713
Other expense	(1,062)	—	(650)	—

Total other income (expense)	(549)	729	2,005	1,204

Income (loss) from continuing operations before minority interest and income tax provision (benefit)	5,534	(3,963)	34,859	12,176
Minority interest	348	(356)	459	(308)

Income (loss) form continuing operations before income tax provision (benefit)	5,882	(4,319)	35,318	11,868
Income tax provision (benefit)	(2,845)	4,230	(14,268)	4,230

Income (loss) from continuing operations	3,037	(89)	21,050	16,098
(Loss) income from discontinued operations	(120)	134	(208)	(4)

NET INCOME	$2,917	$45	$20,842	$16,094

Basic earnings per share
Income (loss) from continuing operations	$0.07	$—	$0.54	$0.82
(Loss)from discontinued operations	—	—	—	—

Net earnings per share	$0.07	$0.00	$0.54	$0.82

Diluted earnings per share
Income (loss) from continued operations	$0.07	$—	$0.54	$0.82
(Loss) from discontinued operations	—	—	—	—

Net earnings per share	$0.07	$0.00	$0.54	$0.82

Shares used in computing basic net earnings per share	43,821	27,057	38,652	19,681
Shares used in computing diluted net earnings per share	43,826	27,107	38,653	19,694

(1)	Based on Generally Accepted Accounting Principles (GAAP). The operating results for the three and twelve months ended December 31, 2007 includes the results of NNN Realty Advisors for the full periods presented and the results of the legacy Grubb & Ellis business for the period from December 8, 2007 through December 31, 2007.

(2)	Based on GAAP, the operating results for the three and twelve months ended December 31, 2006 represents legacy NNN Realty Advisors, Inc. business.

(3)	The investment management segment represents the legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

GRUBB & ELLIS COMPANY
Reconciliation of Net Income to EBITDA
(in thousands, except share data)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2007	2006	2007	2006
Net income	$2,917	$45	$20,842	$16,094
Interest expense	4,881	3,854	11,566	6,236
Interest income	(812)	(656)	(2,994)	(713)
Realized (gain) loss on sale of marketable securities	228	—	(184)	—
Depreciation and amortization	3,526	538	9,543	2,086
Taxes	2,845	(4,230)	14,268	(4,230)

EBITDA (1)	$13,585	$(449)	$53,041	$19,473

(1)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.
Selected Consolidated Balance Sheet Data
(in thousands)

	December 31,
	2007	2006(1)
	(Unaudited)
Cash and cash equivalents	$49,072	$102,226
Goodwill and identified intangible assets – net	289,647	80,849
Total assets	960,688	328,043
Line of credit	8,000	—
Total equity	410,957	221,944

(1)	Based on GAAP, the balance sheet date at December 31, 2006 represents legacy NNN Realty Advisors.

GRUBB & ELLIS COMPANY
Combined Statements of Operations
(in thousands, except share data)
Non-GAAP (1)

	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	(Unaudited)			(Unaudited)
	NNN	Grubb &		NNN	Grubb &
	Realty	Ellis	Combined	Realty	Ellis	Combined
	Advisors	Company	Companies(1)	Advisors	Company	Companies(1)
REVENUE
Transaction services	$—	$93,597	$93,597	$—	$312,279	$312,279
Investment management(2)	38,797	—	38,797	149,400	—	149,400
Management services	—	56,555	56,555	—	214,587	214,587
Rental related revenue	10,624	5,418	16,042	28,249	13,266	41,515

TOTAL REVENUE	49,421	155,570	204,991	177,649	540,132	717,781

OPERATING EXPENSE
Compensation costs	15,070	21,472	36,542	51,101	89,412	140,513
Transaction commission and related costs	—	66,530	66,530	—	214,033	214,033
Reimbursable salaries, wages, and benefits	2,341	40,611	42,952	11,353	155,223	166,576
General and administrative	9,784	13,585	23,369	39,535	52,692	92,227
Depreciation and amortization	2,563	2,912	5,475	8,581	10,459	19,040
Rental related expenses	7,372	3,974	11,346	21,115	9,080	30,195
Interest expense	4,274	2,900	7,174	10,959	8,245	19,204
Merger related costs	6,166	7,848	14,014	6,385	10,926	17,311

Total operating expense	47,570	159,832	207,402	149,029	550,070	699,099

OPERATING INCOME (LOSS)	1,851	(4,262)	(2,411)	28,620	(9,938)	18,682

OTHER INCOME (EXPENSE)
Equity in loss of unconsolidated entities	(299)	—	(299)	(339)	—	(339)
Interest income	756	101	857	2,938	623	3,561
Other expense	(1,062)	—	(1,062)	(650)	—	(650)

Total other income (expense)	(605)	101	(504)	1,949	623	2,572

Income (loss) from continuing operations before minority interest and income tax provision	1,246	(4,161)	(2,915)	30,569	(9,315)	21,254
Minority interest	360	58	418	472	366	838

Income (loss) from continuing operations before income tax provision	1,606	(4,103)	(2,497)	31,041	(8,949)	22,092
Income tax (provision) benefit	(1,022)	(486)	(1,508)	(12,445)	855	(11,590)

Income (loss) form continuing operations	584	(4,589)	(4,005)	18,596	(8,094)	10,502
Loss from discontinued operations	(120)	—	(120)	(208)	—	(208)

NET INCOME (LOSS)	$464	$(4,589)	$(4,125)	$18,388	$(8,094)	$10,294

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	The investment management segment represents the legacy NNN Realty Advisors’ transaction, management and dealer-manager businesses.

GRUBB & ELLIS COMPANY
Combined EBITDA
(in thousands, except share data)
Non-GAAP (1)

	Three Months Ended			Twelve Months Ended
	December 31, 2007			December 31, 2007
	(Unaudited)			(Unaudited)
	NNN	Grubb &		NNN	Grubb &
	Realty	Ellis	Combined	Realty	Ellis	Combined
	Advisors	Company	Companies(1)	Advisors	Company	Companies(1)
Net income	$464	$(4,589)	$(4,125)	$18,388	$(8,094)	$10,294
Interest expense	4,274	2,900	7,174	10,959	8,245	19,204
Interest income	(756)	(101)	(857)	(2,938)	(623)	(3,561)
Realized (gain) loss on sale of marketable securities	228	—	228	(184)	—	(184)
Depreciation and amortization	2,563	2,912	5,475	8,581	10,459	19,040
Taxes	1,022	486	1,508	12,445	(855)	11,590

EBITDA (2)	$7,795	$1,608	$9,403	$47,251	$9,132	$56,383

(1)	To provide additional insight into its underlying results of operations, the Company has also presented selected non-GAAP financial measures intended to reflect its results of operations on a combined basis and such numbers are exclusive of the total financial or accounting impact associated with the merger transaction, such as amortization associated with purchase price adjustments or identified intangible assets. These non-GAAP combined results do not purport to show the results as if the companies were merged as of January 1, 2007, but rather is an arithmetic combination of the results of the two companies, Grubb & Ellis and NNN Realty Advisors. Results do not reflect the elimination of transactions between the two companies and certain estimated synergies and expenses related to the combination of the two companies for the periods presented.

(2)	EBITDA represents earnings before net interest expense, interest income, realized gains or losses on sales of marketable securities, income taxes, depreciation and amortization. Management believes EBITDA is useful in evaluating our performance compared to that of other companies in our industry because the calculation of EBITDA generally eliminates the effects of financing and income taxes and the accounting effects of capital spending and acquisition, which items may vary for different companies for reasons unrelated to overall operating performance. As a result, management uses EBITDA as an operating measure to evaluate the operating performance of the Company’s various business lines and for other discretionary purposes, including as a significant component when measuring performance under employee incentive programs.

However, EBITDA is not a recognized measurement under U.S. generally accepted accounting principles, or GAAP, and when analyzing the Company’s operating performance, readers should use EBITDA in addition to, and not as an alternative for, net income as determined in accordance with GAAP. Because not all companies use identical calculations, our presentation of EBITDA may not be comparable to similarly titled measures of other companies. Furthermore, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as tax and debt service payments. The amounts shown for EBITDA also differ from the amounts calculated under similarly titled definitions in the Company’s debt instruments, which are further adjusted to reflect certain other cash and non-cash charges and are used to determine compliance with financial covenants and the Company’s ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.